Exhibit 99.1

TriNet Announces First Quarter, Fiscal 2016 Results
17% Growth in Total Revenues and 15% growth in Net Service revenues for the First Quarter
12% Increase in Worksite Employees (WSEs), to approximately 324,000

SAN LEANDRO, Calif. — May 2, 2016 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to midsize businesses, today announced financial results for the first quarter ended March 31, 2016.

First quarter highlights include:

•	Total revenues increased 17% to $732.9 million, while Net Service Revenues increased 15% to $163.3 million, each as compared to the same period last year.

•	Total WSEs at March 31, 2016 increased 12% from March 31, 2015, to approximately 324,000.

•	Net income was $11.6 million, or $0.16 per diluted share, compared to net income of $15.8 million, or $0.22 per diluted share, in the same period last year.

•	Adjusted Net Income was $19.5 million, or $0.27 per diluted share, compared to Adjusted Net Income of $25.4 million, or $0.35 per diluted share, in the same period last year.

•	Adjusted EBITDA was $42.2 million, a 16% decrease from the same period last year related to additional 2015 audit and related expenses.

“We delivered solid financial and operating results in the first quarter driven by the strong value proposition of our differentiated bundled vertical product offering,” said Burton M. Goldfield, TriNet’s President and CEO. “The fundamentals of our business remain strong as evidenced by our profitable growth. We are on track during 2016 to introduce additional products, tailored to industry specific needs, and enhancements to our technology platform. These initiatives will build upon our strong start to the year.”

TriNet’s total revenues for the first quarter of 2016 increased 17% from the first quarter of 2015 to $732.9 million, while Net Service Revenues increased 15% from the first quarter of 2015 to $163.3 million. Net Service Revenues consisted of professional service revenues of $112.4 million and Net Insurance Service Revenues of $50.8 million. Net Insurance Service Revenues consisted of insurance service revenues of $620.5 million, less insurance costs of $569.7 million. Professional service revenues for the first quarter of 2016 increased 16%, and Net Insurance Service Revenues increased 12%, compared to the first quarter of 2015. Results for the first quarter of 2016 reflect a net increase of 35,286 WSEs since March 31, 2015 representing 12% growth. TriNet ended the first quarter with 507 Total Sales Representatives, up from 408 at the end of the first quarter of 2015, an increase of 24%.

At March 31, 2016, TriNet had cash and equivalents of $195.9 million and total debt of $494.5 million.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the 2016 first quarter. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10084355. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10084355.

About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding: the growth of its customer base, its ability to deepen its presence across a range of industry sectors, its ability to roll out additional vertical product offerings as and when planned, its ability to execute on its vertical market strategy and penetrate the market for HR solutions for small to midsize businesses. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; the unpredictable nature of our costs and operating expenses, in particular our insurance costs; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the continuing implementation of the Affordable Care Act, including its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K filed with the Commission on April 1, 2016, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

TriNet Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Professional service revenues	$112,403	$97,016
Insurance service revenues	620,536	528,562
Total revenues	732,939	625,578
Costs and operating expenses:
Insurance costs	569,689	483,203
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	45,705	36,370
Sales and marketing	48,708	37,624
General and administrative	27,650	15,464
Systems development and programming costs	6,389	7,225
Amortization of intangible assets	4,980	11,217
Depreciation	3,916	3,434
Total costs and operating expenses	707,037	594,537
Operating income	25,902	31,041
Other income (expense):
Interest expense and bank fees	(5,042)	(5,204)
Other, net	(42)	450
Income before provision for income taxes	20,818	26,287
Provision for income taxes	9,241	10,476
Net income	$11,577	$15,811
Net income per share:
Basic	$0.16	$0.23
Diluted	$0.16	$0.22
Weighted average shares:
Basic	70,521,066	70,198,184
Diluted	71,745,753	73,350,219

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
 (Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$195,938	$166,178
Restricted cash	14,563	14,557
Prepaid income taxes	—	4,105
Prepaid expenses	9,457	8,579
Other current assets	1,638	1,359
Worksite employee related assets	1,026,823	1,373,386
Total current assets	1,248,419	1,568,164
Workers compensation receivable	36,892	29,204
Restricted cash and investments	103,502	101,806
Property and equipment, net	41,879	37,844
Goodwill	289,207	289,207
Other intangible assets, net	42,092	46,772
Other assets	19,565	19,452
Total assets	$1,781,556	$2,092,449
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,106	$12,904
Accrued corporate wages	24,106	28,963
Income taxes payable	3,097	—
Current portion of notes payable and borrowings under capital leases	35,358	32,970
Other current liabilities	12,492	11,402
Worksite employee related liabilities	1,022,458	1,369,497
Total current liabilities	1,117,617	1,455,736
Notes payable and borrowings under capital leases, less current portion	454,107	460,965
Workers compensation liabilities	119,900	105,481
Deferred income taxes	54,773	54,641
Other liabilities	8,417	7,545
Total liabilities	1,754,814	2,084,368
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, $.000025 per share stated value; 750,000,000 shares authorized; 70,718,423 and 70,371,425 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	501,786	494,397
Accumulated deficit	(474,674)	(485,595)
Accumulated other comprehensive loss	(370)	(721)
Total stockholders’ equity	26,742	8,081
Total liabilities and stockholders’ equity	$1,781,556	$2,092,449

TriNet Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net income	$11,577	$15,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,746	14,653
Stock-based compensation	7,397	3,920
Excess tax (benefit) deficiency from equity incentive plan activity	467	(12,853)
Changes in operating assets and liabilities:
Restricted cash and investments	(3,202)	(4,520)
Prepaid expenses and other current assets	(1,157)	(2,181)
Workers compensation receivables	(7,688)	(22,100)
Other assets	(312)	(13,259)
Accounts payable	6,111	(1,352)
Income taxes payable/receivable	6,735	29,153
Other current liabilities	(2,505)	(211)
Other liabilities	15,205	8,319
Worksite employee related assets	346,563	712,517
Worksite employee related liabilities	(347,039)	(714,570)
Net cash provided by operating activities	40,898	13,327
Investing activities
Acquisitions of businesses	(300)	—
Maturity of debt securities	1,500	—
Purchase of property and equipment	(6,807)	(3,853)
Net cash used in investing activities	(5,607)	(3,853)
Financing activities
Proceeds from issuance of common stock on exercised options	504	3,199
Excess tax benefit (deficiency) from equity incentive plan activity	(467)	12,853
Repayment of notes payable	(5,062)	(30,125)
Repayments under capital leases	(10)	(180)
Repurchase of common stock	—	(25,016)
Awards effectively repurchased for required employee withholding taxes	(656)	(9)
Net cash used in financing activities	(5,691)	(39,278)
Effect of exchange rate changes on cash and cash equivalents	160	(136)
Net increase (decrease) in cash and cash equivalents	29,760	(29,940)
Cash and cash equivalents at beginning of period	166,178	134,341
Cash and cash equivalents at end of period	$195,938	$104,401

Key Operating Metrics
We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics for the periods presented were as follows:

	Three Months Ended March 31,
	2016	2015
Net Insurance Service Revenues (in thousands)	$50,847	$45,359
Net Service Revenues (in thousands)	$163,250	$142,375
Total WSEs	324,103	288,817
Total Sales Representatives	507	408

Non-GAAP Financial Measures
We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income, excluding the effects of our income tax provision, interest expense, depreciation, amortization of intangible assets and stock-based compensation. We define Adjusted Net Income as net income, excluding the effects of our effective income tax rate, stock-based compensation, amortization of intangible assets, non-cash interest expense, debt prepayment premium, and the income tax effect of these pre tax adjustments at our effective tax rate. For purposes of our non-GAAP financial presentation, as a result of a 2016 increase in New York City tax rates and an increase in blended state rates, we have adjusted the effective tax rate to 42.5% for the periods ended March 31, 2016, from 40.5% for the periods ended March 31, 2015. Each of these effective tax rates exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs.
We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost to us of that insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain one-time and non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.
Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to insurance carriers;
• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;
• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;
• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.
Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income and our other financial results presented in accordance with GAAP.
The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three months ended March 31,		Change 2016 vs. 2015
	2016	2015	$	%
	(in thousands, except percentages)
Insurance service revenues	$620,536	$528,562	$91,974	17%
Less: Insurance costs	569,689	483,203	86,486	18%
Net Insurance Service Revenues	$50,847	$45,359	$5,488	12%
The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three Months Ended March 31,		Change 2016 vs. 2015
	2016	2015	$	%
	(in thousands, except percentages)
Total revenues	$732,939	$625,578	$107,361	17%
Less: Insurance costs	569,689	483,203	86,486	18%
Net Service Revenues	$163,250	$142,375	$20,875	15%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net income	$11,577	$15,811
Provision for income taxes	9,241	10,476
Stock-based compensation	7,397	3,920
Interest expense and bank fees	5,042	5,204
Depreciation	3,916	3,434
Amortization of intangible assets	4,980	11,217
Adjusted EBITDA	$42,153	$50,062
The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three months ended March 31,
	2016	2015
	(in thousands)
Net income	$11,577	$15,811
Effective income tax rate adjustment	394	(170)
Stock-based compensation	7,397	3,920
Amortization of intangible assets	4,980	11,217
Non-cash interest expense	775	1,217
Income tax impact of pre-tax adjustments	(5,590)	(6,623)
Adjusted Net Income	$19,533	$25,372
GAAP Weighted average shares of common stock - diluted	71,746	73,350
Adjusted Net Income per share - diluted	$0.27	$0.35